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EXHIBIT 10.6

SECOND AMENDMENT TO THE
SCOTT'S LIQUID GOLD-INC.
EMPLOYEE STOCK OWNERSHIP PLAN

        1.     Recitals. Pursuant to corporate resolution, Scott's Liquid Gold-Inc. wishes to revise the distribution provisions of the Scott's Liquid Gold-Inc. Employee Stock Ownership Plan and Trust Agreement (the "Plan").

        2.     Amendment of Plan. The following amendments to the Plan are adopted, effective as provided in Paragraph 3 below:

          A.    Section 6.6(c) of the Plan is deleted and replaced in its entirety with the following:

            (c)   Calculation of Distribution. Effective January 1, 2003, for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, all distributions required under this article will be determined and made in accordance with the final and temporary Treasury regulations under Code Section 401(a)(9), including the minimum incidental death benefit requirement of Code Section 401(a)(9)(G) and the related regulations. (Treasury Regulation Section 1.401(a)(9)-2.) Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to TEFRA Section 242(b)(2). The requirements of this section shall take precedence over any provisions of the Plan inconsistent with Code Section 401(a)(9).

              (1)   Amount of Distributions During Participant's Lifetime. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

                (A)  the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

                (B)  if the Participant's sole Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

              (2)   Amount of Distributions After Participant's Death. Required minimum distributions will be determined under subsection (c)(2) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death. Subsequent distributions shall be determined under Section 6.7.

            (d)   Definitions. For purposes of this section and Section 6.7, the following capitalized terms shall have the specified meanings:

              (1)   Designated Beneficiary: the individual who is designated as the Beneficiary under Section 6.7(a) and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-1, Q&A-4.

              (2)   Distribution Calendar Year: a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection (b). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

              (3)   Life Expectancy: life expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

              (4)   Participant's Account Balance: the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year), increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

          B.    Section 6.7(b), (c) and (d) of the Plan are deleted and replaced in their entirety with the following:

            (b)   Distributions Beginning Before Death.

              (A)  Participant Survived by Beneficiary. If the Participant dies on or after the date distributions begin, the remaining Account Balance shall be distributed at least as rapidly as under the method in use on the date of the Participant's death. If the Participant dies on or after the date distributions begin and there is a Beneficiary designated, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Beneficiary, determined as follows:

                (i)    The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                (ii)   If the Participant's Spouse is the Participant's sole Beneficiary, the remaining Life Expectancy of the Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the Spouse's death, the remaining Life Expectancy of the Spouse is calculated using the age of the Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

                (iii)  If the Participant's Spouse is not the Participant's sole Beneficiary, the Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

              (B)  No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Beneficiary designated as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

            (c)   Distributions Beginning After Participant's Death. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, regardless of whom is the Beneficiary designated or whether there is a Beneficiary designated by December 31 of the calendar year containing the fifth anniversary of the Participant's death. For purposes of this subsection, distributions are considered to begin on the Participant's Required Beginning Date. If the Participant's Spouse is the Participant's sole Beneficiary, and the Spouse dies before distributions are required to begin to the Spouse, this subsection will apply as if the Spouse were the Participant.

        3.     Effective Date. The Effective Date of this Second Amendment shall be January 1, 2003, unless otherwise specified above.

        4.     Terms and Conditions of Plan. Except for the amendment(s) in paragraph 2, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

        5.     Execution. Scott's Liquid Gold-Inc. has executed this Second Amendment as of this 22 day of December, 2003.

SCOTT'S LIQUID GOLD-INC. Company
By:	/s/ JEFFRY B. JOHNSON Jeffry B. Johnson, C.F.O. & Treasurer
Participating Employers
SLG CHEMICALS, INC.
By:	/s/ JEFFRY B. JOHNSON Jeffry B. Johnson, C.F.O. & Treasurer
SLG PLASTICS, INC.
By:	/s/ JEFFRY B. JOHNSON Jeffry B. Johnson, C.F.O. & Treasurer
SLG TOUCH-A-LITE, INC.
By:	/s/ JEFFRY B. JOHNSON Jeffry B. Johnson, C.F.O. & Treasurer
ADVERTISING PROMOTIONS INCORPORATED
By:	/s/ JEFFRY B. JOHNSON Jeffry B. Johnson, C.F.O. & Treasurer
NEOTERIC COSMETICS, INC.
By:	/s/ JEFFRY B. JOHNSON Jeffry B. Johnson, C.F.O. & Treasurer

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SECOND AMENDMENT TO THE SCOTT'S LIQUID GOLD-INC. EMPLOYEE STOCK OWNERSHIP PLAN